Exhibit 99.1

Contact:
Shannan Overbeck
Investor Relations
(214) 932-9476
soverbeck@voyagerlearning.com

Voyager Learning Company Provides First Half 2008 Business Update

DALLAS, July 22, 2008 - Voyager Learning Company (OTC: VLCY.PK, the "Company"), a publisher of education materials and provider of education solutions in the K-12 market, announced today that it will provide a business update for the first half of 2008. The update includes preliminary first quarter results, earnings guidance, cash position, projected dates for completing its SEC filings and the class action law suit.
All financial information for the years 2006, 2007 and 2008 in this press release is preliminary. The information has not been reviewed or audited by our independent registered public accounting firm and is therefore subject to change.

Q1 2008 Financial Results
For the three months ending March, 31, 2008, the Voyager operating business had preliminary and unaudited revenue of $16 million, negative earnings before interest and taxes, or EBIT of $8 million, and negative earnings before interest, taxes, depreciation and amortization, or EBITDA of $3 million. This compares to 2007 preliminary and unaudited revenue of $20 million, negative EBIT of $2 million, and positive EBITDA of $3 million. The annual quarter over quarter variance is attributable primarily to lower revenues in the first quarter of 2008, driven by timing of sales and higher revenue deferral rates in 2008 versus 2007 related to the increased services and technology provided with our products.  In addition, the first quarter of 2008 includes significant upfront costs associated with several state adoptions.

Q2 Year to Date Business Volume Relative to Prior Year
For the six months ending June 30, 2008 the Company's year-to-date volume (as indicated by shipments of printed materials and subscriptions to various online services) was roughly flat when compared with the same six month period in 2007. The Company experienced year on year weakness in the summer school market which was offset by year on year growth in shipments of its updated Voyager Passport product, success in the Florida reading intervention adoption and growth in its online offerings. The Company expects to release preliminary financial results for Q2 year to date on an investor conference call on Thursday, August 7, 2008.

Full Year Outlook
Q1 and Q2 results were in the range of expected activity as envisioned when the Company issued guidance on April 15, 2008. As previously discussed on conference calls, the cyclical nature of the Company's business means that the ultimate ability to achieve full year targets rests heavily in the peak selling months of August - October.  The availability of federal and local funding sources will play a pivotal role in these coming peak selling months. Recent trends such as the accelerated decline in property tax receipts at the local level and the potential future elimination of Reading First funding as a whole at the federal level are concerning. The magnitude of the impact of these trends on 2008 results, if any, will become more evident over the next four to six months.

Cash Position and Cash Outlook
The Company has on hand approximately $20 million in cash and cash equivalents. The Company has not filed its 2007 federal taxes yet, and therefore, has not received an anticipated tax refund of $45 million to $50 million. The Company previously projected filing the 2007 returns and receiving the refund in June or July 2008, but the filing of the 2007 return has been delayed as a result of the on-going efforts to complete the 2006 and 2007 financials. The company now anticipates it will receive the expected refund in September or October 2008. The Company projects an ending 2008 cash balance of $75 to $80 million which includes the anticipated tax refund, the anticipated settlement of the class action lawsuit and projected operating cash flow of $25 to $30 million for 2008.

The $75 to $85 million cash projection excludes remaining legacy employee benefit plan liabilities and various employee retention agreements of $30 to $33 million, as the majority of these outflows are expected to occur subsequent to 2008.

Status of 2006 and 2007 SEC filings
The Company anticipates it will file its 2006 10-K by July 31, 2008. It further expects that the 2007 10-K will be filed four to eight weeks after the filing of the 2006 10-K. The Company provided preliminary and unaudited 2007 financial results for the Voyager Learning Company operating business by means of a conference call on April 15, 2008. As the Company has continued its efforts to file 2006 and 2007 financials, certain estimates made April 15, 2008 have been updated resulting in a change to the projected 2007 earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is now expected to be in the range of $28 - $29 million versus the previously reported $30 million. This updated information has not been reviewed or audited by our independent registered public accounting firm and is, therefore, subject to further change.

2006 Goodwill Impairment
In the Company's April 15, 2008 conference call with investors, the Company announced an expected impairment of goodwill related to its education segment of between $35 and $45 million as of year end 2006. The Company currently anticipates the actual impairment to goodwill will be $42.5 million as of year end 2006. The Company has not completed its impairment testing as of December 30, 2007. When such testing is completed, it may require the Company to additionally impair goodwill or long-lived assets.

Agreement in Principle to Settle the Securities Class Action Lawsuit
The Company has reached an agreement in principle to settle the consolidated shareholder securities class action law suit filed against it and certain officers and directors in the U.S. District Court for the Eastern District of Michigan. The settlement will be funded largely by insurance. Under the terms of the agreement, the Company would pay approximately $5 million in fees and settlement amounts to settle the class action law suit.
The settlement is subject to completion of a Stipulation and Agreement of Settlement to be signed by the parties, preliminary and final court approval and the participation of a sufficient percentage of the putative class. There is no assurance that a final Stipulation and Agreement of Settlement will be completed, court approval will be obtained or putative class member participation will be sufficient. A copy of the recently signed Memorandum of Understanding regarding this settlement will be filed on Form 8-K with the SEC.

Settlement of the Securities and Exchange Enforcement Action
On July 22, 2008, the Securities and Exchange Commission ("SEC" or "Commission") filed a settled enforcement action against the Company in the United States District Court for the Eastern District of Michigan (the "Court"). Pursuant to that settlement, the terms of which were disclosed previously by the Company, without admitting or denying the allegations in the Complaint, the Company consented to the filing by the Commission of a Complaint, and to the imposition by the Court of a final judgment of permanent injunction against the Company.  The Complaint alleges civil violations of the reporting, books and records and internal controls provisions of the Securities Exchange Act of 1934.  The proposed final judgment will permanently enjoin the Company from future violations of those provisions. The settlement is subject to final approval by the Court. No monetary penalty is imposed.  The settlement resolves fully the previously disclosed SEC investigation of the Company's restatement.

Strategic Alternatives
The Company announced on January 2, 2008, that it had retained Allen & Co. to assist the Company in evaluating strategic alternatives including a possible sale of the Company. That review is ongoing and the Company continues to evaluate and pursue possible strategic alternatives. Recent conditions in the credit market and fluctuations in various government educational funding sources have created a challenging and complex environment for strategic alternatives. The Company cautions that there can be no assurance that this process will result in any specific transaction or, if any specific transaction is to occur, the timing of such a transaction. The Company does not undertake any obligation to make any further announcement or disclosure of any further developments with respect to its evaluation of strategic alternatives.

Investor Conference Call
The Company will hold a conference call to discuss year to date results and provide other corporate updates on Thursday, August 7, 2008, at 4:00 p.m. Eastern Time. The call will be based on unaudited results through June 30, 2008, for its operating business. Dial in information will be forth coming. The conference call will also be webcast and archived on the Company's website at www.voyagercompany.com.

Voyager Learning Company
Non-GAAP to GAAP Reconciliations

Millions $'s	Fiscal Quarter Ended March 31, 2008	Fiscal Quarter Ended March 31, 2007	Fiscal Year Ended December 29, 2007
Earnings from continuing operations before interest and income taxes (EBIT)	(8)	(2)	6-7
Amortization of Purchased Intangibles	4	4	16
All Other Depreciation and Amortization	1	1	6
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	(3)	3	28-29

About Voyager Learning Company
Voyager Learning Company (OTC: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, and our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the Company's ability to successfully conclude the review and completion and filing of its financial results for fiscal year 2006 and 2007, the existing securities and derivative litigation in which the Company is involved and any other current or future litigation, results related to the investigation of the Securities and Exchange Commission, the Company's ability to successfully settle the securities class action litigation and the investigation with the SEC, additional expenses related to the transition of the corporate administrative functions to Dallas, loss of key personnel, success of ongoing product development, maintaining acceptable margins, the ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain customers, the ability to sell additional products to existing customers and win new business from new customers, the ability to maintain a broad customer base to avoid dependence on a few customers, the risks and uncertainties affecting the Company, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the Company's business, the impact on the Company's stock price and trading volume as a result of the Company's common stock being traded over-the-counter, the impact of competition and the risk that our competitors will seek to capitalize on the risks and uncertainties confronting the Company including those listed above and the uncertainty of economic conditions in general, financial market performance, and other risks listed under "Risk Factors" in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends," "prospects," "priorities," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

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